UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

FIRSTFED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, #1551 Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 598-1165

12555 W. Jefferson Boulevard

Los Angeles, California

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On Friday, December 18, 2009, First Federal Bank of California, FSB (the “Bank”), the wholly-owned subsidiary and principal asset of FirstFed Financial Corp. (the “Company”), was closed by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank. On the same date, the FDIC transferred certain of the assets and liabilities of the Bank to OneWest Bank, FSB.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.03. Bankruptcy or Receivership” is incorporated herein by reference.

As a result of the closure of the Bank and the FDIC assuming control, as receiver, on December 19, 2009, each of James P. Giraldin, the Company’s President and Chief Operating Officer, Douglas J. Goddard, the Company’s Executive Vice President/Chief Financial Officer and Brenda Battey, the Company’s Senior Vice President/Controller resigned as officers of the Company effective immediately. Mr. Giraldin remains a member of the Company’s Board of Directors.

As previously reported, on December 9, 2009, Babette Heimbuch tendered her resignation as Chief Executive Officer and as a member of the Board of Directors of the Company and the Bank, effective December 31, 2009, and immediately ceased serving as Chairman of the Board of Directors of the Company and the Bank. As a result of the closure of the Bank, Ms. Heimbuch has rescinded her resignation in part and will remain as a director of the Company and as the Company’s Chief Executive Officer. Prior to his resignation, Mr. Giraldin had been appointed as the Company’s Chief Executive Officer effective January 1, 2010. Ms. Heimbuch has also been appointed as the Company’s President to replace Mr. Giraldin and Chief Financial Officer to replace Mr. Goddard.

Ms. Heimbuch, age 61, has previously served as the Chairman of the Company’s Board of Directors from April 2002 to December 2009, and as the Company’s Chief Executive Officer since January 1997. Ms. Heimbuch was the Company’s Chief Operating Officer from 1989 to 1997. Ms. Heimbuch joined the Company and the Bank in 1982 initially as Senior Vice President, Chief Financial Officer. She was elected as a Director of the Bank in 1986 and as a director of the Company in 1987. Prior to joining the Company, Ms. Heimbuch was employed by the accounting firm of KPMG LLP serving as the Audit Manager assigned to the Company and the Bank. Ms. Heimbuch serves on the board of Scope Industries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

December 23, 2009	By:	/s/ BABETTE HEIMBUCH
Babette Heimbuch
President, Chief Executive Officer and Chief Financial Officer